Exhibit 32.1
CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER
UNDER
SECTION 906 OF THE SARBANES-OXLEY ACT

PACIFIC MERCANTILE BANCORP
Quarterly Report on Form 10-Q
for the quarter ended March 31, 2014
In connection with the accompanying Quarterly Report on Form 10-Q of Pacific Mercantile Bancorp (the “Company”) for the quarter ended March 31, 2014 (the “Quarterly Report”), and pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2003, I, Steven K. Buster, certify that:
(1) The Quarterly Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: May 9, 2014

/S/ STEVEN K. BUSTER
Steven K. Buster
President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Pacific Mercantile Bancorp and will be retained by Pacific Mercantile Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.